MODIFICATION AGREEMENT

This Modification Agreement (“Agreement”) dated as of December      , 2008 is entered into by and among Stem Cell Innovations Inc., a Delaware corporation (the “Company”), the noteholders identified on the signature page hereto (each a “Lender” and collectively “Lenders”) and Alpha Capital Anstalt as “Lender” and as a secured Lender (“Alpha”).

WHEREAS, the Company and the Lenders are parties to a subscription agreement dated February 14, 2006 relating to an aggregate investment of $2,350,000 by Lenders and a subscription agreement dated November 16, 2006 relating to an aggregate secured investment of $2,000,000 by Alpha (collectively “Subscription Agreements”) in Notes (“Notes”) convertible into $.01 par value Common Stock of the Company and Common Stock Purchase Warrants as more fully described on Schedule A hereto (“Warrants”); and

WHEREAS, the Company acknowledges that an Event of Default has occurred under the Notes by virtue of, among other things, the maturity of the Notes and Company’s continuing failure to pay the outstanding indebtedness at maturity (the “Existing Defaults”).  As a result of the occurrence and continuation of the Existing Defaults, Alpha is entitled to, among other things, to immediately enforce its rights and remedies against the assets and collateral (the “Collateral”) of the Company which secure the obligations to Alpha under that certain Security Agreement (the “Security Agreement”) and Guaranty (“Guaranty”) dated November 16, 2006 and under applicable law; and

WHEREAS, Alpha has agreed to loan to the Company an additional aggregate sum of $300,000 (“New Funding”) in Notes to be secured pari-passu with the Notes and all sums due under the Notes and the Transaction Documents (as hereinafter defined) dated November 16, 2006.

NOW THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Lenders hereby agree as follows:

1. Definitions and Recitals. Capitalized terms employed and not otherwise defined herein have the meanings attributed to them in the Subscription Agreements, Notes, Warrants, Security Agreement, Guaranty and related transaction documents (“Transaction Documents”).

2. Ratification and Incorporation of Agreements. Except as expressly modified by this Agreement, (a) the Company hereby acknowledges, confirms and ratifies all of the terms and conditions set forth in, and all of its obligations under the Transaction Documents, which documents are valid, binding and in full force and effect and (b) all of the terms and conditions set forth in the foregoing Transaction Documents are incorporated herein by this reference as if set forth in full herein.

3. Acknowledgement of Indebtedness and Senior Secured Liens. The Company acknowledges and agrees that as of the date hereof, the aggregate principal amount due under the secured Notes to Alpha comprising the “Obligations” is not less than $2,585,000. The Company represents and agrees that the Obligations due to Alpha are secured by valid and enforceable first priority liens and security interests against the Collateral, and that it has no offset, defense, counterclaim, dispute or disagreement of any kind or nature whatsoever with respect to the liability or amount of such foregoing Indebtedness or the liens and security interests securing such Obligations. In addition to the amount set forth above, the Company is and shall be liable to Alpha for all interest accrued and accruing, fees, costs, liquidated damages, expenses, and costs of collection (including reasonable attorneys’ fees and expenses and other amounts due under the Transaction Documents) heretofore or hereafter accrued or incurred in connection with the indebtedness, including, without limitation, all attorney’s fees and expenses incurred in connection with the negotiation and preparation of this Agreement and all documents, as provided in the applicable Transaction Document. The Company hereby acknowledges and agrees that Existing Defaults have occurred and are continuing, each of which constitutes an Event of Default and entitles Lenders to accrue interest at the default rate of interest and to exercise their rights and remedies under the Transaction Documents, applicable law or otherwise. Lenders have not waived, presently do not intend to waive and may never waive such existing defaults and nothing contained herein or the transactions contemplated hereby shall be deemed to constitute any such waiver. The Company hereby acknowledges and agrees that Lenders have the right to declare the indebtedness to be immediately due and payable under the terms of the Transaction Documents.

4. Forbearance. As consideration for Alpha’s forbearance, the Company agrees to increase the principal amount of the Notes due and owing to Alpha by an additional 25% as more fully described on Schedule A hereto.

5. Alpha’s Conversion Price. Section 2.1(b) of the Notes issued only to Alpha is deleted in its entirety and replaced with the following:

“Subject to adjustment as provided in Section 2.1(c) hereof, the Conversion Price per share shall be the lessor of (i) $.01, or (ii) 80% of the average of the lowest three day closing prices of the common stock for the ten days preceding a Conversion Date.”

6. Anti-Dilution Waiver. In connection with the reset of the Conversion Price of the Notes issued to Alpha described in Section 4 above, the undersigned Lenders waive their reset rights or future anti-dilution rights granted pursuant to Section 12(a) of the Subscription Agreement – Most Favored Nation, Section 2.1(c)D of the Note and Section 3.4 of the Warrant.

7. Lenders’ Conversion Price Reduction. The Conversion Price of the Convertible Notes issued to Lenders, Longview Fund L.P. and John V. Winfield, is reduced to $0.03. In connection therewith, Lenders, Longview Fund L.P. and John V. Winfield, waive any reset or future anti-dilution grants pursuant to Section 12(a) of the Subscription Agreement – Most Favored National, Section 2.1(c)D of the Note and Section 3.4 of the Warrant.

8. Share Reservation. The Company agrees to reserve on behalf of Alpha from its authorized but unissued shares of Common Stock an aggregate of 800,000,000 shares. The Company agrees to provide to Alpha within one day of execution of this Agreement a Board Resolution memorializing this reservation.

9. Share Restriction. Lenders hereby agree that for a period of one year commencing on the Closing Date of the New Funding (“Restriction Period”), Lenders will not convert and/or sell, transfer or otherwise dispose of any shares of Common Stock or any options, warrants or other rights to purchase shares of Common Stock or any other security of the Company which Lenders own or have a right to acquire as of the date hereof, other than in connection with an offer made to all shareholders of the Company in connection with merger, consolidation or similar transaction involving the Company. Lenders further agree that the Company is authorized to and the Company agrees to place “stop orders” on its books to prevent any transfer of shares of Common Stock or other securities of the Company held by Lenders in violation of this Agreement. The Company agrees not to allow to occur any transaction inconsistent with this Agreement. Any subsequent issuance to and/or acquisition by Lenders of Common Stock or options or instruments convertible into Common Stock will be subject to the provisions of this Agreement. The provisions of this Share Restriction may be waived only by Alpha. Lenders further agree that the aforementioned Share Restriction provisions shall not apply to Alpha.

10. Actual Reservation Date. The Actual Reservation Date as defined in the February 14, 2006 Transaction Documents is July 6, 2006.

11. Chassman Loan. Within thirty-five (35) days of the date hereof, Margie Chassman (“Chassman”) agrees to loan the Company the sum of $50,000. Failure by Chassman to timely loan the Company said sum will be an Event of Default under the Note and additionally Alpha will be released from having to advance any additional funds to the Company.

12. Chassman Debt. Additionally, upon reduction of the par value of the Company’s Common Stock no later than March 31, 2009, Chassman will convert a $1,000,000 of debt owed by the Company to Chassman into 1,470,588,236 shares of the Company’s Common Stock at a per share price of $.00068, which shares will be issued to Chassman or her designees.

13. Chassman Assignment   Additionally, upon reduction of the par value of the Company’s Common Stock no later than March 31, 2009, Chassman will assign 50,000,000 shares of the Company’s Common Stock to John V. Winfield, one of the Lenders herein.

14. Representations and Warranties by Company. The Company represents and warrants that all outstanding debts of the Company as of the date of this Agreement are disclosed on Schedule B hereto.

15. Representations and Warranties. In order to induce the Lenders to enter into this Agreement and to forbear with respect to the Existing Defaults in the manner provided in this Agreement, the Company represents and warrants to each of the Lenders as follows:

A. Power and Action. The Company has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations hereunder and thereunder.

B. Authorization and Agreement. The execution and delivery of this Agreement by the Company and the performance hereunder and thereunder have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by the Company.

C. Enforceability. This Agreement constitutes the legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms.

D. No Violation or Conflict. The execution and delivery by the Company of this Agreement and the performance by the Company hereunder and thereunder do not and will not (i) contravene, in any respect, any provision of any law, regulation, decree, ruling, judgment or order that is applicable to the Company or its properties or other assets, or (ii) result in a breach of or constitute a default under the charter, bylaws or other organizational documents of the Company or any material agreement, indenture, lease or instrument binding upon the Company or its properties or other assets.

E. Governmental Consents. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of this Agreement.

F. Effect on Agreements. Except as specifically provided herein, all of the Transaction Documents remain in full force and effect in accordance with their respective terms, including without limitation any Security Agreement and Subsidiary Guaranty, each of which remain in full force and effect.

G. Jury Trial. The Company makes the following waiver knowingly, voluntarily, and intentionally, and understands that each of the Lenders, in entering into this Agreement, is relying thereon. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY PRESENT OR FUTURE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE LENDERS, OR EITHER OF THEM, ARE OR BECOME A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE LENDERS, OR EITHER OF THEM, OR IN WHICH THE LENDERS, OR EITHER OF THEM, IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT OF, ANY RELATIONSHIP BETWEEN THE COMPANY OR ANY SUCH PERSON, AND THE LENDERS, OR EITHER OF THEM.

H. Governing Law: Consent to Jurisdiction and Venue. THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS AND DECISIONS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED WITHIN THE COUNTY OF NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN COMPANY AND LENDERS PERTAINING TO THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT.

I. Waiver of Claims by the Company. The Company hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Lenders, or either of them, or any of the Lenders’ respective officers, directors, employees, members, managers, affiliates, attorneys, representatives, predecessors, successors, or assigns with respect to the Indebtedness, or otherwise, and that if the Company now has, or ever did have, any such offsets, defenses, claims, or counterclaims against the Lenders, or either of them, or any of the Lenders’ respective officers, directors, employees, affiliates, attorneys, representatives, predecessors, successors, or assigns, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Agreement, all of them are hereby expressly WAIVED, and the Company hereby RELEASES the Lenders and the Lenders’ respective officers, directors, employees, affiliates, attorneys, representatives, predecessors, successors, and assigns from any liability therefor.

J. Release. In consideration of the agreements of the Lenders contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company on behalf of itself and its successors, assigns, heirs, executor, administrator and other legal representatives, hereby, jointly and severally, absolutely, unconditionally and irrevocably releases, remises and forever discharges each of the Lenders, their successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, members, managers, agents and other representatives (the Lenders and all such other parties being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which the Company, or any of its officers, directors, employees, successors, assigns, heirs, executor, administrator or other legal representatives, as the case may be, may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement, for or on account of, or in relation to, or in any way in connection with the Transaction Documents as amended and supplemented through the date hereof, or otherwise. The Company understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. The Company agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of the release set forth above.

K. Covenant Not to Sue. The Company, on behalf of itself and its successors, shareholders, assigns, heirs, executor, administrator and other legal representatives, hereby jointly and severally, absolutely, unconditionally and irrevocably, covenants and agrees with each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by the Company. If the Company or any party on its behalf violates the foregoing covenant, the Company agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

16. Conflict of Interest. Grushko & Mittman, P.C. (“G&M”) has represented each of the Lenders and/or their respective affiliates (each, including such affiliates, collectively, a “Client”) in other transactions prior to or concurrent with, but unrelated to, this Agreement and the New Funding. Each of the Clients anticipates that G&M will continue to represent the other Lender or any of such other Lender’s affiliates with respect to other matters concurrent with and subsequent to the consummation of this Agreement and the New Funding. All such past, current and future representations of any Client (other than this Agreement) are referred to as G&M -Client Representations. Each Lender, for itself and its affiliates, hereby confirms that it has waived, and continues to waive, any claim that the work performed by G&M in connection with the preparation of this Agreement and the New Funding (or any matter arising thereunder) represents a conflict of interest on the part of G&M and confirms that G&M may continue to act for the other Lender or any of such other Lender’s affiliates with respect to all G&M -Client Representations.

17. Miscellaneous.

A. The Company acknowledges that the “Securities” issuable to Lenders upon conversion of Notes and exercise of Warrants and that for the purposes of the Lenders’ holding periods under Rule 144 under the Securities Act, the Lenders shall be deemed to have acquired the Securities and on the date they acquired the original Notes and Warrants. The Company agrees not to take a position contrary to this paragraph. In connection therewith, the Company shall also obtain and deliver to each of the Lenders and to Company’s transfer agent for the Securities, a legal opinion from counsel opining that the Securities may be resold by Lenders under Rule 144 of the Securities Act without any restrictions or limitations and that any restrictive legends on the certificates evidencing the Securities may be removed prior to or in connection with the resale by Lenders of the Securities.

B. The Company undertakes to make a public announcement on Form 8-K describing the terms of this Agreement not later than the fourth business day after the execution of this Agreement.

C. This Agreement (i) contains the entire understanding of the parties with respect to the subject matter hereof, (ii) may not be amended except in writing signed by all of the parties hereto, (iii) shall inure to the benefit of the parties hereto and their respective successors and assigns, (iv) may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

D. Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement. Section headings used herein are for convenience of reference only, are not part of this Agreement, and are not to be taken into consideration in interpreting this Agreement.

E. The Company represents and warrants that it (a) has engaged counsel and understands fully the terms of this Agreement and the consequences of the execution and delivery of this Agreement, (b) has been afforded an opportunity to have this Agreement reviewed by, and to discuss this Agreement with such attorneys and other persons as the Company may wish, and (c) has entered into this Agreement and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any person. The parties hereto acknowledge and agree that neither this Agreement nor the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement and the other documents executed pursuant hereto or in connection herewith.

F. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of any executed counterpart of this Agreement by telefacsimile or electronic communication shall have the same force and effect as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or electronic communication also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement as to such party or any other party.

18. Each of the undersigned states that he has read the foregoing Agreement and understands and agrees to it and the terms set forth herein represents the entire agreement between the parties.

STEM CELL INNOVATIONS INC.

the “Company”

By:

(authorized officer)

ALPHA CAPITAL ANSTALT	LONGVIEW FUND L.P.
By:	By:

JOHN V. WINFIELD